              THE MANAGEMENT URGES STOCKHOLDERS TO SIGN AND RETURN THE ENCLOSED BLUE PROXY CARDS AS PROMPTLY AS POSSIBLE
                IN THE RETURN ENVELOPE PROVIDED FOR THAT PURPOSE.


                                     [LOGO]


                             725 East Portage Avenue
                        Sault Ste. Marie, Michigan 49783

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 6, 1997

     Notice is hereby given that the Annual Meeting of Stockholders of ESELCO, Inc., a Michigan corporation (the "Company"), will be held on Tuesday, May 6, 1997, at 10:00 a.m. (Eastern Daylight Time), at the Cisler Center, located at Lake Superior State University, 650 W. Easterday Avenue, Sault Ste. Marie, Michigan, 49783, for the following purposes:

1. To elect two members of the Board of Directors for a three-year term expiring in 2000.

                               These members are:
                               William R. Gregory
                                James S. Clinton

2. Considering and acting upon a proposal to amend the Restated Articles of Incorporation to increase the number of authorized common shares from 3,000,000 to 9,840,000 shares.

3. To transact other business as may properly come before the meeting, or any adjournment thereof.

     The Board of Directors has fixed the close of business March 20, 1997, as the record date for the determination of the Company's Stockholders entitled to notice of, and to vote at, the meeting.

     We cordially invite all Stockholders to attend the meeting.

                              By Order of the Board of Directors


                              Donald C. Wilson
                              Secretary
Dated:  March 31, 1997

                                 PROXY STATEMENT

     The Board of Directors of ESELCO, Inc. (the "Company"), solicits your proxy for use at this Annual Meeting. You may revoke your proxy at any time before it is exercised, provided that prior to exercise of the proxy the Company received a written notice of such revocation or such revocation is made in open meeting. Distribution of this Proxy Statement and the accompanying form of Proxy began on or about March 31, 1997.

     The presence in person, or by properly executed returned and unrevoked proxies, of Shareholders entitled to cast a majority of votes shall constitute a quorum for the transaction of business at the Annual Meeting. Shares with respect to which votes are withheld, abstentions are cast, or there are broker nonvotes will be considered present at the Annual Meeting for purposes of determining a quorum.


                              ELECTION OF DIRECTORS

     The Company's Articles of Incorporation provide for three classes of Directors. The term of office of each class is three years, and the term of one class expires each year. The Company's By-laws, like those of Edison Sault, provide for a Board of Directors with at least five, but no more than seven, members. The classes will comprise as nearly equal a number of Directors as possible. The Board of Directors will assign any newly created directorship to one of the classes so that the number of Directors in each class will remain as nearly equal as possible. Therefore, approximately one-third of the Board of Directors will be elected at each Annual Meeting of Shareholders.

     The Company's Board of Directors is presently composed of five individuals. Two Directors are to be elected at this Annual Meeting to hold office for a term
of three years or until their successors are fully elected and qualified.   It
is the intention of the persons named in the enclosed Form of Proxy (unless otherwise instructed by the Shareholder) to vote for the election of the persons listed below who are presently Directors of the Company. Directors are elected by a plurality of the votes cast. In case of a vacancy on the Board of Directors, the remaining Directors (by a majority vote) could elect a successor for a term of office continuing until the next election of Directors by shareholders. Consequently, votes withheld and broker nonvotes with respect to the election of Directors will have no impact on the election of Directors.

     If a nominee is unable to serve or for good cause will not serve, or if a vacancy should occur before the election (which events are not anticipated), the proxies may be voted for a person selected by the Board of Directors. The only equity security of the Company or Edison Sault owned by the people listed below is the Common Stock of the Company.


--------------------------------------------------------------------------------------------------------------------------
    NAME, POSITION WITH THE COMPANY                                              AMOUNT AND NATURE OF         PERCENT
    AND BUSINESS EXPERIENCE DURING                               DIRECTOR        BENEFICIAL OWNERSHIP           OF
      THE PAST FIVE YEARS (1)                            AGE     SINCE(1)        FEBRUARY 17, 1997(2)         CLASS
--------------------------------------------------------------------------------------------------------------------------
NOMINEES FOR DIRECTOR (TERM EXPIRING IN 2000)
--------------------------------------------------------------------------------------------------------------------------
WILLIAM R. GREGORY, Director                             57       1972             40,224.85 Shares            2.6%(6)
President of the ESELCO, Inc., and Edison Sault
Director - First of America, Michigan NA
Sault Ste. Marie,  Michigan
--------------------------------------------------------------------------------------------------------------------------
JAMES S. CLINTON, Director                               56       1975             8,942.00 Shares             (3)(4)
Chairman, President, & CEO Leggoons, Inc.
  (Consumer Products Manufacturer)
Omaha, Nebraska
--------------------------------------------------------------------------------------------------------------------------
(TERM EXPIRING IN 1998)
--------------------------------------------------------------------------------------------------------------------------
THOMAS S. NURNBERGER, Chairman                           78       1977             33,537.78 Shares             2.2%
Chairman of the Board of ESELCO, Inc., and
  Edison Sault Electric Company
Montague, Michigan
--------------------------------------------------------------------------------------------------------------------------
ALLAN L. GRAUER, Vice Chairman                           66       1986              4,671.43 shares             (3)
Vice Chairman of ESELCO, Inc., and Edison
  Sault Electric Company
Counsel to the firm of Kutak Rock
Omaha, Nebraska
--------------------------------------------------------------------------------------------------------------------------
(TERM EXPIRING IN 1999)
--------------------------------------------------------------------------------------------------------------------------
DAVID K. EASLICK, Director                               76       1986                 2,660 shares             (3)
Director of Michigan Bell Telephone Company
North Naples, Florida
--------------------------------------------------------------------------------------------------------------------------
NON-DIRECTOR
--------------------------------------------------------------------------------------------------------------------------
DONALD SAWRUK, Executive Vice President                  49         *              17,465.91 shares          1.1% (6)
  & COO
ESELCO, Inc., and Edison Sault Electric
Company
Sault Ste. Marie, Michigan
--------------------------------------------------------------------------------------------------------------------------
All Directors and Officers as a Group (13 persons)                                162,183.59 Shares         10.5%(5)(6)
--------------------------------------------------------------------------------------------------------------------------

(1) Includes time as Director and Officer of subsidiary and predecessor - Edison Sault.
(2) Inclusive of the individual's beneficial interest in common shares held by the Employee Incentive Investment and Stock Ownership Plan because the individuals have the right to vote such shares. Mr. Hubbard, Vice President
     - Finance of the Company, as Trustee of the Bargaining Unit Savings Plan, has the power to vote and the power to sell all 28,294.55 shares in the plan per the direction of the Savings Plan Board. The shares held in the Bargaining Unit Savings Plan are not included in this table. Mr. Hubbard also votes the unallocated shares in the ESOP.
(3)  Less than 1%.
(4) Includes 6,051 shares in C.E. Clinton Family Trust stock account for which Mr. Clinton is the trustee.
(5) Includes the Vice President - Engineering, Assistant Vice President - Engineering, Assistant Vice President - Operations, and Assistant Vice President - Information Systems, who are officers of Edison Sault, but are not officers of the Company, who collectively own 22,210 shares of Company stock, which includes shares vested to their accounts in the Employee Incentive Investment and Stock Ownership Plan.
(6) Includes shares administered and awarded through the Restricted Stock Bonus Plan approved by shareholders at the 1996 ESELCO, Inc., Annual Meeting.

     The nominees for Directors are not employed by a company that was affiliated with the Company (except as shown above for Edison Sault) during the past five years.

     Except as described above, each of the identified beneficial owners has sole voting and investment power as to all of the shares shown as beneficially owned, with the exception of those held jointly with their spouses or directly by their spouses, minor children, or certain other relatives or relatives of their spouses. None of the shares shown is a share as to which the person is shown as beneficial owner because he has the right to acquire beneficial ownership in the future.

     There are no family relationships among the Directors and executive officers.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company, although it is not involved in day to day operating details. Members of the Board are kept informed of the Company's business by various reports and documents sent to them each month, and by operating and financial reports made at Board and Committee meetings by the President and other officers. The Company and Edison Sault have identical Boards of Directors. The Committees described below include Committees of the Edison Sault Board.

     The Board held five meetings in 1996. There was one Special Meeting of the Board during 1996. Each Director attended 75% or more of the aggregate number of meetings of the Board and Committees on which he served in 1996.

     The Finance Committee has the responsibility of periodically reviewing the financial needs of the Company and the methods of providing funds for such needs. The Committee is composed of James S. Clinton (Chairman), Allan L. Grauer, and William R. Gregory.

     The Salary and Compensation Committee recommends salaries and compensation for all officers to the Board of Directors. The Committee is composed of Thomas
S. Nurnberger as Chairman, Allan L. Grauer, David K. Easlick, and James S. Clinton. The Committee held one meeting in 1996.

     The Audit Committee meets with management to consider the adequacy of internal controls and the objectivity of financial reporting. Both internal personnel and the independent public accountants meet periodically with the Audit Committee and always have unrestricted access to the Committee. The Committee consists of the following non-employee Directors: David K. Easlick (Chairman), James S. Clinton, and Allan L. Grauer. The Committee held one meeting in 1996.

     The Pension Committee advises the Board of Directors in matters that pertain to the Edison Sault pension plans. The Committee is composed of Allan
L. Grauer (Chairman), William R. Gregory, and David K. Easlick.

     The Strategic Planning Committee is chaired by William R. Gregory, assisted by Thomas S. Nurnberger, and has the purpose of identifying key operational issues to the Board of Directors.

     The Restricted Stock Bonus Plan Committee is responsible for administering and implementing the Restricted Stock Bonus Plan approved by the shareholders of ESELCO, Inc., at the 1996 Annual Shareholder Meeting. This Committee consists of the following non-employee Directors: David K. Easlick (Chairman), Allan L. Grauer, and James S. Clinton.

     The Board of Directors does not have a Nominating Committee.

     The information set forth as to the principal occupations during the past five years of the Directors, as to their beneficial ownership of securities of the Company, and as to other information not of record with the Company, is based upon information furnished to the Company by said Directors.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of February 17, 1997, information concerning ownership of the voting securities (Common Stock) of the Company by the only persons whom the Company knows to own of record or beneficially more than 5% of any class of such securities:
--------------------------------------------------------------------------------
   TITLE OF       NAME AND ADDRESS OF       AMOUNT AND NATURE       PERCENT OF
    CLASS        BENEFICIAL OWNER (1)    OF BENEFICIAL OWNERSHIP       CLASS
--------------------------------------------------------------------------------
Common         Cede & Co.                                483,670         31.3%
               Box 20
               Bowling Green Station
               New York NY 10004
--------------------------------------------------------------------------------

(1) CEDE & CO. IS THE NOMINEE FOR THE DEPOSITORY TRUST CO. IN NEW YORK. THE COMPANY HAS BEEN ADVISED THAT NONE OF THESE SHARES ARE OWNED BENEFICIALLY BY CEDE & CO., BUT ARE HELD FOR THE ACCOUNT OF ITS CUSTOMERS, INCLUDING EDISON SAULT'S PENSION PLANS.

                    SALARY AND COMPENSATION COMMITTEE REPORT

     The Salary and Compensation Committee of the Board of Directors (the "Committee") is composed of Chairman Thomas S. Nurnberger and outside Directors Allan L. Grauer, James S. Clinton, and David K. Easlick. The Committee is responsible for setting and administering the policies that govern both annual compensation and other remuneration for the executive officer group within the Company. The positions included in the executive officer group include the Chairman of the Board, President, Executive Vice President, Corporate Secretary, Vice President - Finance, Vice President - Engineering, Vice President/Treasurer, Assistant Vice President - Engineering, Assistant Vice President - Operations, and Assistant Vice President - Information Systems.

     The Compensation Committee evaluates the President of the Company, along with the other executive officers, concerning their quality of leadership. Performance results are based on meeting goals within the financial, regulatory, service, personnel, and community areas. Salary levels are established after comparing the executive officer positions with comparable companies in industry and the community.

By: Thomas S. Nurnberger  By: Allan L. Grauer  By: James S. Clinton
By:  David K. Easlick

                     REMUNERATION OF DIRECTORS AND OFFICERS

     The Company has three subsidiaries - Edison Sault Electric Company ("Edison Sault"); Northern Tree Service, Inc.; and ESEG, Inc. The Company is a holding company and does not engage in any business on its own. Officers' salaries and Directors' fees are paid by Edison Sault only. Therefore, the following information is provided with respect to Edison Sault.

     The base compensation for 1996 for each person whose cash compensation exceeded $100,000 and for all executive officers as a group was as follows:


                                  SUMMARY COMPENSATION TABLE


                                     ANNUAL COMPENSATION                     LONG-TERM COMPENSATION
----------------------------------------------------------------      -----------------------------------------------
                                                                               AWARDS            PAYOUT
                                                                      ----------------------   -----------
                                                          OTHER          RE-
                                                         ANNUAL       STRICTED    SECURITIES               ALL OTHER
      NAME AND                                           COMPEN-        STOCK     UNDERLYING      LTIP      COMPEN-
      PRINCIPAL               SALARY       BONUS         SATION       AWARD(S)     OPTIONS/      PAYOUT     SATION
      POSITION      YEAR       ($)          ($)          ($)(1)        ($)(2)       SARS(#)        ($)        ($)
         (a)         (b)       -C-          (d)            (e)           (f)          (g)          (h)        (i)
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
W.R. Gregory
President & CEO     1996     $167,077       -0-       $ 19,790(i)     $222,960        -0-          -0-        -0-
---------------------------------------------------------------------------------------------------------------------
W.R. Gregory
President & CEO     1995     $159,903       -0-       $ 18,103           -0-          -0-          -0-        -0-
---------------------------------------------------------------------------------------------------------------------
W.R. Gregory
President & CEO     1994     $152,577       -0-       $  9,779           -0-          -0-          -0-        -0-
---------------------------------------------------------------------------------------------------------------------
D. Sawruk
Exec. V.P. & COO    1996     $116,538       -0-       $ 10,637(ii)    $222,960        -0-          -0-        -0-
---------------------------------------------------------------------------------------------------------------------
D. Sawruk
Exec. V.P. & COO    1995     $106,538       -0-       $ 10,923           -0-          -0-          -0-        -0-
---------------------------------------------------------------------------------------------------------------------
D. Sawruk
Exec. V.P. & COO    1994     $ 93,077       -0-       $ 11,662           -0-          -0-          -0-        -0-
---------------------------------------------------------------------------------------------------------------------


(1) Other includes group life insurance, transportation allotment, and contributions to savings plans.
(1)(i) Of William R. Gregory's other compensation totaling $19,790 for 1996, a vehicle allotment in an amount of $7,746 and an amount of $10,612 in contributions to his savings plan are included in the total other annual compensation.
(1)(ii) Of Donald Sawruk's other compensation totaling $10,637 for 1996, an amount of $7,497 in contributions to his savings plan are included in the total other annual compensation.
(2) The dollar value of shares listed in the table was based upon the number of shares multiplied by the market value of the shares on the date of award. The dollar value of the shares awarded to Messrs. Gregory and Sawruk as of December 31, 1996, was $203,040 each.


     The Company has established the Pension Plan for Management Employees of Edison Sault Electric Company, for participants who retire at age 62, assuming various combinations of service and compensation. The annual pension retirement income after reduction for social security benefits may not exceed $90,000 for someone retiring at age 65 (or social security retirement, if later), which amount is subject to increases after 1987 to reflect increases in the cost of living in accordance with regulations prescribed by the Secretary of the Treasury.

     Employees of Edison Sault not covered by a collective bargaining contract may become participants in the Pension Plan. To become a participant, such an employee has also to complete one year of continuous service of at least 1,000 hours of service as a permanent full-time employee of Edison Sault. Under the plan's current benefit formula, which applies to services beginning December 31, 1991, the annual normal retirement allowance payable to a member on his normal retirement date will be equal to 1.2% of the member's final average compensation, multiplied by his years of credit service up to 35 years (including pre-1991 service) and .75% of the member's final average compensation multiplied by his years of service over 35 years. Benefits attributable to service prior to December 31, 1991, were calculated under the prior formula and required transition rules for the 1989-1990 plan years and will reflect changes in the final average compensation prior to retirement. The final average compensation means the average of the highest five full years of compensation paid to the member. For a member who retires with less than five years of compensation, such final average compensation shall be the average of the compensation for those lesser number of years. The compensation covered by the Plan is the regular remuneration paid to an employee for services rendered to Edison Sault during a Plan year, excluding any bonuses, pay for overtime, and special pay. The normal retirement allowance is payable monthly to the member during his life. After the member's death, an allowance of one-half the unreduced normal retirement allowance is payable to the member's spouse under most circumstances.

     The following table contains maximum annual total projected pension benefits, including amounts attributable to the Supplemental Plan for participants retiring at age 62.

----------------------------------------------------------------
              Pension Benefits Payable at Age 62
----------------------------------------------------------------
Final Average
Compensation                 Years of Credited Service
----------------------------------------------------------------
                  20           25           30         35
----------------------------------------------------------------
     $ 60,000     $ 19,200     $ 22,800     $ 26,400    $ 30,000
----------------------------------------------------------------
       75,000       24,000       28,500       33,000      37,500
----------------------------------------------------------------
       90,000       28,800       34,200       39,600      45,000
----------------------------------------------------------------
      120,000       38,400       45,600       52,800      60,000
----------------------------------------------------------------
      150,000       50,100       59,600       69,200      78,700
----------------------------------------------------------------
      200,000       70,000       83,500       97,000     110,500
----------------------------------------------------------------

(1) During 1996 Mr. Gregory and Mr. Sawruk were credited with 29 and 26 years of service, respectively, to Edison Sault Electric Company.

     Edison Sault also maintains an unfunded non-qualified Supplemental Executive Retirement Plan which covers all executive officers. The Supplemental Plan provides three layers of benefits. The first layer pays the difference, if any, between the maximum allowable benefit and the Pension Plan benefit. The second layer preserves the benefit levels produced by the Pension Plan formula in effect prior to December 31, 1991. The third layer provides up to five years of prior service credit for related employment prior to joining Edison Sault. Messrs. Nurnberger, Gregory, Hubbard, Beedy, Sawruk, Boeckman, Wilson, Maas, Jirikovic, Schemanski are covered by the Supplemental Plan.

     Edison Sault has an Employee Incentive Investment and Stock Ownership Plan which is a qualified plan for federal tax purposes. The purposes of the Plan are to stimulate interest in the improvement and progress of Edison Sault by encouraging ownership of the Company Common Stock and to permit tax deferred employee contributions under Section 401(k) of the Internal Revenue Code. Subject to statutory limits, Plan participants may contribute on either a pre-tax or a post-tax basis through payroll deduction from 2% to 12% of their earnings to be invested at the employee's election among a number of investment funds offered by the Plan. For any amount the employee contributes up to 8% of earnings, Edison Sault may contribute an additional amount, depending on profitability. Of the Edison Sault 1996 contributions, $10,612, $7,497, and $46,398 were unconditionally vested for Mr. Gregory, Mr. Sawruk, and the executive officers as a group, respectively.

     Directors who are not officers of Edison Sault are compensated at the rate of $1,367 per month. During 1996, there was one Special Meeting for which the non-employee Directors of the Company were paid a fee of $1,000. Directors who are officers of Edison Sault receive no fees for service on the Board of Directors.

     Directors who are not employees of ESELCO, Inc., or its subsidiaries, are eligible to participate in the Directors' Retirement Plan. Each eligible Director will receive one-twelfth (1/12) of a year of Credited Service for each month during which he serves as a Director for at least fifteen (15) days. The Directors' Retirement Plan provides each eligible participant with monthly retirement payments equal in an amount to the monthly Directors' fee in effect on the date that the Director retires, which such monthly retirement payment shall continue for a number of months equal to the lesser of: (i) 120 months or
(ii) the retired Director's months of Credited Service. In lieu of receiving these monthly retirement payments, any such Director may elect to receive an alternative form of payment of equivalent actuarial value to the total of monthly retirement payments that such Director would otherwise receive under the formula described in the preceding sentence. The Board reserves the right to amend or terminate the plan at any time and for any reason.

     Effective December 23, 1988, and amended November 12, 1991; August 17, 1995; and August 15, 1996, Edison Sault entered executive severance agreements with each of its nine executive officers. Under these agreements, Edison Sault has agreed to make certain severance payments to any executive officer in case of change in ownership or control of Edison Sault and the executive officer's subsequent termination of employment relating to, or resulting from, such change.


                 INCREASE IN NUMBER OF AUTHORIZED COMMON SHARES

     The Board of Directors of the Company, at its meeting held November 14, 1996, voted that the Annual Meeting of Stockholders scheduled for Tuesday, May 6, 1997, would be called for, in addition to other purposes, the purpose of considering and acting upon a proposed amendment to the Articles of Incorporation of the Company so as to increase the number of authorized Common Shares from the existing 3,000,000 authorized shares to 9,840,000 authorized shares.

     Presently, the Company has 1,547,345 shares outstanding of 3,000,000 shares authorized. The Company has had a history of increasing Shareholders' ownership through Common Stock dividends. Future stock dividends would require sufficient authorized but unissued Common Shares. Further, from time to time, additional authorized but unissued Common Shares may be issued to employees or employee benefit plans such as the Thrift Plan. If authorization of the proposal is postponed until a specific situation arises, the time and expense incident to obtaining Shareholder approval at that time might disadvantage the Company by depriving it of the flexibility which could be important in facilitating effective use of the shares.

     The Board of Directors believes it would be in the best interest of the Company to increase the authorized number of Common Shares, thereby assuring that an ample number of authorized shares will be available for issuance if desirable.

     The additional authorized Common Shares would be issuable at the Board's discretion, normally without further Stockholder action, for any proper corporate purposes, unless required by law or any rules or regulations to which the Company is subject. However, as long as the Common Stock is listed for trading on NASDAQ, the flexibility that this amendment would provide the Board of Directors will be limited by rules which, as presently in effect, would generally require Stockholder approval for the issuance of shares when: (i) a stock option or purchase plan is to be established or other arrangements made pursuant to which stock may be acquired by Officers or Directors, except for warrants or rights issued generally to security holders of the Company or broadly-based plans or arrangements, including other employees; (ii) the issuance would result in a change in control of the Company; (iii) stock or assets of another company are to be acquired, if a Director, Officer, or substantial Shareholder of the Company has a 5% or greater interest (10% or greater, collectively), directly or indirectly, in the Company or assets to be acquired or the consideration to be paid and the present or potential issuance of Common Stock could result in a 5% or greater increase in outstanding shares of Common Stock; (iv) Common Stock, or securities convertible into or exercisable for Common Stock, are to be issued in any transaction or series of related transactions, other than a public offering for cash, if (a) the Common Stock to be issued has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such Common Stock or securities convertible into or exercisable for Common Stock, or (b) the number of shares of Common Stock to be issued is, or will be, equal to or in excess of 20% of the number of shares of Common Stock outstanding before the issuance of the Common Stock; (v) the Company sells or issues shares of Common Stock, or securities convertible into or exercisable for Common Stock, in a nonpublic offering for less than the greater of book or market value, which with sales by Officers, Directors, or substantial Shareholders of the Company, equal to 20% or more of the number of shares of Common Stock or 20% or more of the voting power outstanding before the issuance; or (vi) the Company sells or issues shares of Common Stock, or securities convertible into or exercisable for Common Stock, in a nonpublic offering for less than the greater of book or market value equal to 20% or more of the number of shares of Common Stock or 20% or more of the voting power outstanding before the issuance.

     The authorization of additional authorized shares may have an anti-takeover effect. For example, such additional shares could be used to dilute the stock ownership of persons seeking to obtain control of the Company. The Board of Directors has no present plans to use such shares to inhibit any hostile takeover, and the Board knows of no hostile takeover attempts for the Company.

     Other than as indicated above, the Company's Board of Directors and management have no plans or agreements for the issuance of any of the presently authorized and unissued Common Shares or of the additional shares to be authorized. Rather, it is the intention of the Board of Directors and management to hold such authorized and unissued Common Shares in reserve for such corporate needs as may develop.

     No Shareholder of the Company has any preemptive rights to subscribe for or to purchase any of the authorized and unissued Common Shares, including the additional shares to be authorized.

     The affirmative vote of the holders of at least a majority of Common Shares of the Company outstanding as of the Record Date March 20, 1997, is required to adopt the amendment.

     The Board of Directors and management recommend that the Common Shareholders vote FOR the proposal.


                             REPORT TO SHAREHOLDERS

     The Annual Report of ESELCO, Inc., for 1996, including financial statements, accompanied this Proxy Statement.

                            PROPOSALS OF SHAREHOLDERS

     Proposals by shareholders intended to be presented at the 1998 Annual Meeting must be received by the Company for inclusion in the 1997 Proxy Statement and Proxy on or before December 1, 1997.


                             SOLICITATION OF PROXIES

     The accompanying Proxy is solicited on behalf of management.

     The cost of soliciting proxies in the accompanying form has been, or will be, borne by ESELCO. Officials and regular employees of Edison Sault may solicit proxies personally, by telephone, or by telegram from some Stockholders.


                                  OTHER MATTERS

     The Company has not selected an independent auditor for 1997. This selection usually occurs at the May Board Meeting pursuant to recommendations by the Audit Committee. Representatives of Arthur Andersen & Co., the independent auditors for 1996, are not expected to be present at the Annual Meeting.

     The management knows of no other matters that may come before the meeting. However, if any such other matters should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

The chart listed below is mandated by proxy disclosure rules that attempt to measure the performance of ESELCO common stock against a) a broad stock index (the Standard & Poor's 500) and b) an electric industry-specific index (the Standard & Poor's Electric Utility Index). The methodology used to calculate the five-year cumulative total return is prescribed by the proxy disclosure rules. The total annual return is equal to the sum of a) the cash dividends plus b) the increase (decrease) in the market price per share of stock.


                                     [GRAPH]




ESELCO         $100      $131      $150      $172      $177      $213
S & P ELECT.   $100      $106      $119      $104      $136      $136
S & P 500      $100      $108      $118      $120      $165      $203


     The Company's common stock trades on the NASDAQ system under the symbol
EDSE.